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                                    EXHIBIT 10.6.4

                                  FORD MOTOR COMPANY

                     IMPORTED VEHICLE SALES AND SERVICE AGREEMENT


    Oakland DISTRICT AGREEMENT made as of the 2nd day of July, 1984, by and between Lithia Motors, Inc. Corporation, Oregon, doing business as Lithia Toyota, Lincoln-Mercury and with a principal place of business at 360 E. Jackson, Medford, Jackson, Oregon 97501 (hereinafter called "Dealer"), and Ford Motor Company, a Delaware corporation with its principal place of business at Dearborn, Michigan (hereinafter called "Company")

                                       PREAMBLE

    The purpose of this agreement is to establish the Dealer as an authorized dealer for the sale and service of the new IMPORTED VEHICLES (as herein defined and designated to the Dealer), and parts and accessories therefor, offered to the Dealer by the Company, and to set forth the responsibilities of the Company in selling those products to the Dealer and of the Dealer in reselling and providing service for them within the framework of a franchised dealer system.

    The purpose of this preamble is to assist in understanding those responsibilities in the light of the nature of the Company's business in imported products, the franchised dealer system, and the interdependence among the Company, the dealer and the public.

    The Company and its dealers in imported products can succeed only if an adequate supply of their products is made available to consumers at prices they are willing and able to pay and prompt, reliable and efficient sources for service and replacement parts are provided. To achieve these results, the Company and its suppliers must schedule production and importation and build up warehouse stocks of vehicles and parts and accessories therefor in substantial quantities far in advance of receipt of actual orders. These production and importation schedules are generally set at least six months in advance based upon its and the best estimates available of the current and future market for each product. If the estimated sales volume for any product is not realized, the Company suffers because of commitments already made, and the costs of distributing that product are increased. If the dealers' actual orders for any product are different or higher than estimated, the Company and the dealers both suffer loss of profits because of insufficient supply.

    In the opinion of the Company, franchised dealers, each responsible for representation of designated imported products in a market area, are usually best able to sell such products in the necessary volumes and provide

    [TEXT MISSING]

    IN CONSIDERATION of the mutual agreements and acknowledgements herein made, the parties agree as follows:


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         A.   DEFINITIONS.  As used herein:

1. "IMPORTED VEHICLES" shall mean the makes, lines and models of automotive vehicles designated in paragraph I hereof, and such other or additional makes, lines or models as the Company may designate in writing to the Dealer from time to time, made by one or more foreign sources and from time to time imported into the United States from countries other than Canada, and offered for sale by the Company to the Dealer for resale.

2. "GENUINE NEW PARTS" shall mean parts, equipment and accessories distributed by the Company for IMPORTED VEHICLES and "IMPORTED PRODUCTS" shall mean IMPORTED VEHICLES and GENUINE NEW PARTS.

3. "DEALER PRICE" shall mean the price to the Dealer established by the Company from time to time for each IMPORTED PRODUCT f.o.b. Company warehouse before deduction of any cash or other discount and as the Company may establish from time to time, either inclusive or exclusive of any dealer holdback deposit or any charge for taxes, import handling or advertising.

4. "DEALER'S LOCALITY" shall mean such locality as may be designated by the Company from time to time as the area of the Dealer sales and service responsibility for IMPORTED VEHICLES.

    B. APPOINTMENT. Subject to the provisions of this agreement, the Company appoints the Dealer as an authorized dealer at retail in IMPORTED VEHICLES and at retail and wholesale in other IMPORTED PRODUCTS. The Dealer accepts such appointment and agrees to fulfill the responsibilities of such a dealer as herein provided.

    C. AGREEMENT TO PURCHASE AND SELL. Subject to the provisions of this agreement, the Dealer shall purchase IMPORTED PRODUCTS from the Company, and the Company shall make reasonable efforts to supply and sell the same to the Dealer, in sufficient quantities to enable him to fulfill his responsibilities hereunder.

    D. STANDARD PROVISIONS PART OF AGREEMENT. Ford Motor Company's Imported Vehicle Sales and Service Agreement Standard Provisions (Form LM-8137a), a duplicate original of which is attached to the Dealer's copy hereof, have been read and agreed to by each party, and such Standard Provisions and any duly executed and delivered supplement or amendment thereto, are hereby made a part of this agreement as if here set forth in full.

    E. AUTHORIZED COMPANY PERSONNEL The Dealer acknowledges notice that (i) this agreement shall bind the Company when it bears the facsimile signature of the Vice President and General Manager or the General Manager of the Lincoln-Mercury Division of the Company, and the manual countersignature of the General Sales Manager, Market Representation Manager, or a Regional or District Sales Manager, of the Lincoln-Mercury Division of the Company, and a copy thereof is delivered personally or by mail to the Dealer or the Dealer's principal place of business, (ii) no one except the Vice President and General Manager, or the General Manager, General Sales Manager, or Market Representation Manager of the Lincoln-Mercury Division of the Company, or the Secretary or an Assistant Secretary of the Company, is authorized on behalf of the Company to


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make or execute any other agreement relating to the subject matter hereof, or in any manner to modify the terms of this agreement, and they only by an instrument in writing, and (iii) no one except such Vice President and General Manager, or the General Manager, Secretary or Assistant Secretary is authorized to terminate this agreement on behalf of the Company, and they only by an instrument in writing.

    F. DEALER PERSONNEL. This agreement has been entered into by the Company in reliance (i) upon the representation and agreement that the following person(s), and only the following person(s), shall be the principal owners of the Dealer:

                                                           PERCENTAGE
NAME                    HOME ADDRESS                       OF INTEREST
----                    ------------                       -----------
Sidney B. DeBoer        401 E. Modec, Medford, Or.            62.5%
Manfred L. Heimann      426 Roundelay Circle, Medford, Or.    37.5%


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